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Exhibit 3.4

                    MUTUAL TERMINATION AGREEMENT AND RELEASE

     This Mutual Termination Agreement and Release (this "Agreement") is made and entered into as of October 27th, 1999, by and between OMNINET INTERNATIONAL LTD. ("OMNINET"), OMNINET INTERNATIONAL, INC. (formerly known as E & M MANAGEMENT, INC.) ("E&M"), Eric Kohn and Ronald J. Stauber.

     WHEREAS, OMNINET and E&M entered into a certain Plan and Agreement of Merger - Reorganization ("Merger Agreement") dated September 8, 1999 whereby, subject to numerous terms and conditions, OMNINET and E&M were to be merged; and

     WHEREAS, OMNINET and E&M now desire to terminate the Merger Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual covenants and agreements hereafter set forth, the Parties agree as follows:

     1. The Merger Agreement is hereby terminated by mutual consent of OMNINET and E&M as provided in Section 8.01(a) of the Merger Agreement with the effect set forth in Section 8.02(b) thereof.

     2. Subject to the conditions precedent listed in Section 4 below, OMNINET and Eric Kohn, for themselves, their successors and assigns, do hereby release and forever discharge E&M for itself, its successors and assigns, from any and all causes of action, claims, demands, suits, damages, sums of money and/or judgments arising at any time which might have been or may be asserted against E&M relating in any manner to the Merger Agreement other than in connection with this Agreement.

     3. Subject to the conditions precedent listed in Section 4 below, OMNINET and Eric Kohn, for themselves, their successors and assigns, do hereby release and forever discharge Ronald J. Stauber for himself, his successors and assigns, from any and all causes of action, claims, demands, suits, damages, sums of money and/or judgments arising at any time which might have been or may be asserted against Mr. Stauber relating in any manner to the Merger Agreement other than in connection with this Agreement.

     4. The following are conditions precedent to the release set forth in Sections 2 and 3 above:

          (a) OMNINET understands that E&M changed its corporate name to Omninet International, Inc. in anticipation of closing the transactions contemplated by the



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Merger Agreement. E&M shall change its corporate name back to "E & M MANAGEMENT,
INC.," or to some other name not including the word "omninet," and shall refrain hereinafter from using any corporate name or alias including the word "omninet" in any form without OMNINET's prior written consent.

          (b) Mr. Stauber shall return to OMNINET $15,000 in funds advanced to Mr. Stauber and shall deliver a check in that amount to OMNINET'S counsel at the address provided below.

     5. Mr. Stauber and E&M, for themselves, their successors and assigns, shall hereby release and forever discharge OMNINET and Mr. Kohn for themselves, their successors and assigns, from any and all causes of action, claims, demands, suits, damages, sums of money and/or judgments arising at any time which might have been or may be asserted against OMNINET or Mr. Kohn relating in any manner to the Merger Agreement other than in connection with this Agreement.

     6. Notice. All notices, requests, demands and other communications required or permitted hereunder must be in writing and shall be effective two
(2) business days after being delivered to an established over-night delivery service, with costs for earliest delivery prepaid, or sent by facsimile addressed or faxed in either case to the following addresses or fax numbers (or at such other addresses as will be given in writing by the parties to one another pursuant hereto):

       To OMNINET:                     Omninet International Ltd.
                                       c/o Marlin Horst Milligan-Whyte & Smith
                                       Richmond House - 5th Floor
                                       12 Par-la-Ville Road
                                       Hamilton HM 11, Bermuda
                                       Telephone: (441) 295-4294
                                       Fax" (441) 295-1348

       with copy to:                   Michael H. Chanin, Esquire
                                       Powell, Goldstein, Frazer & Murphy LLP
                                       1001 Pennsylvania Avenue, N.W., Suite 600
                                       Washington, D.C. 20004
                                       Telephone: (202) 624-7235
                                       Fax: (202) 624-7222

       or if to E&M:                   E & M Management, Inc.
                                       Attention: Emily Tzortzatos


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                                       8033 Sunset Boulevard, Suite 396
                                       Los Angeles, CA 90046
                                       Telephone:
                                       Fax:

       or if to Eric Kohn:             Eric Kohn
                                       Chemin de Carabot, 10a
                                       CH-1213 Onex, Geneva
                                       Switzerland
                                       Telephone: (011)41-22-798-4660
                                       Fax: (011) 41-22-798-9448

       or if to Ronald J. Stauber:     Ronald J. Stauber
                                       1840 Century Park East
                                       Eighth Floor
                                       Los Angeles, CA 90067
                                       Telephone: (310) 556-0080
                                       Fax: (310) 556-3687



     7.   Miscellaneous.

          (a) Entire Agreement/Amendment. This Agreement embodies the entire agreement of the parties relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements. This Agreement may not be modified, amended, supplemented, or terminated except by a written instrument executed by all parties hereto.

          (b) Severability. Each of the covenants and agreements herein above contained will be deemed separate, severable and independent covenants, and in the event that any covenant will be declared invalid by any court of competent jurisdiction, such invalidity will not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

          (c) Captions and Section Headings. Captions and section headings used herein are for convenience only and are not a part of this Agreement and will not be used in construing it.

          (d) Further Assurances. Each of the parties to this Agreement agrees to execute such other and further documents, as may from time to time be reasonably necessary, to carry out the purposes and intentions of this Agreement.

          (e) Choice of Law. The laws of the State of Nevada (excluding, however, conflict of law principles) will govern and be applied to determine all issues relating to this Agreement and the rights and obligations of the parties hereto, including



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the validity, construction, interpretation, and enforceability of this
Agreement and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this Agreement or which occurred or were to occur as a direct or indirect result of this Agreement having been executed.

          (f) Expenses. Except as expressly set forth to the contrary in this Agreement, each party will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement, including all fees and expenses of agents, representatives, counsel and accountants.

          (g) Fax Execution/Counterparts. This Agreement may be executed by facsimile signature and by counterpart, which shall be deemed an original and, when taken together, shall be deemed one and the same Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Mutual Termination Agreement and Release:

                                     OMNINET INTERNATIONAL LTD.

                                     By: /s/ Eric Kohn
                                        -----------------------------------
                                        Name:
                                        Title:

                                     E & M MANAGEMENT, INC.

                                     By: /s/ (illegible signature)
                                        ------------------------------------
                                        Name:
                                        Title:

                                         /s/ Ron Stauber
                                        ------------------------------------
                                        Ronald J. Stauber

                                         /s/ Eric Kohn
                                        ------------------------------------
                                        Eric Kohn








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